Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Hudson Ltd.

Jurisdiction of Organization
Airport Management Services, LLC
AMS - TE Atlantic City JV
AMS Canada, Vancouver Int. Airport
AMS Myrtle Beach JV
AMS NIA Richmond JV
AMS of South Florida, LLC
AMS Olympic Nashville JV
AMS SJC JV
AMS-BW Newark JV
AMS-TEI Miami JV
Atlanta WDFG LTL ATL JV LLC
Atlanta WDFG TAC ATL Retail LLC
Dallas Love Field WDFG-Love Field Partners II LLC
Denver Duty Free JV
Detroit WDFG Detroit & Partners LLC
Dufry Americas Holding Inc.
Dufry Houston Duty Free Partnership
Dufry MSP Retailers JV
Dufry Newark, Inc
Dufry O'Hare T5 JV
Dufry Phoenix Retailers JV
Dufry Seattle JV
HG Burbank JV
HG Burlington JV
HG Denver JV
HG DFW Retailers JV
HG DFW Retailers P7,JV
HG Grand Rapid Retailers JV
HG LAX T3 Retailers JV
HG LGA Retailers JV
HG Logan Retailers JV
HG Manchester JV
HG Midway JV
HG Multiplex DFW JV
HG ONT Retailers, JV
HG PHL Retailers JV
HG Phoenix Retailers JV
HG PHX T3 Retailers 2017 JV
HG PIE Retailers JV
HG Regali DFW JV
HG SFO Retailers JV
HG St Louis JV

Maryland
New Jersey
Vancouver, Canada
South Carolina
Virginia
Florida
Tennessee
California
New Jersey
Florida
Georgia
Georgia
Texas
Colorado
Michigan
Delaware
Texas
Minnesota
New Jersey
Illinois
Arizona
Washington
California
Vermont
Colorado
Texas
Texas
Michigan
California
New York
Massachusetts
Massachusetts
Illinois
Texas
California
Pennsylvania
Arizona
Arizona
Florida
Texas
California
Missouri

HG Tampa JV
HG Tucson Retailers JV
HG Tulsa Retailers JV
HG-BW Charleston JV
HG-CV-Epicure-Martinez San Diego JV
HG-KCGI-TEI JFK T8 JV
HG-LAX T6 JV
HG-Magic-Concourse TBIT JV
HG-Multiplex-Regali Dallas JV
HG-National. JV
HG-Orlando AS1 JV
Houston WDFG Branch McGowen HOU, LLC
Hudson Birmingham JV
Hudson BW GSP JV
Hudson Cleveland JV
Hudson Group (HG) Retail LLC
Hudson Group (HG), Inc.
Hudson Group Canada, Inc
Hudson JME Newark C JV
Hudson Keelee JFK 7 JV
Hudson Las Vegas JV
Hudson Newburn AS2 JV
Hudson News O'Hare JV
Hudson NIA JFK TI JV
Hudson NIA Norfolk JV
Hudson NIA Rochester JV
Hudson O'Hare T5 JV
Hudson Retail-NEU News-Laguardia JV
Hudson Sanford JV
Hudson-Garza Albuquerque JV
Hudson-Keys Orlando Joint Venture
Hudson-Magic Johnson Ent. CV LLC
Hudson-Northwind Anchorage JV
Hudson-Retail Dallas JV
JFK Air Ventures II
Jimmy Stewart LLC
John Wayne NG-AC JV
LAX Retail Magic 2 JV
LAX Retail Magic 3-4 JV
LAX WDFG CA LLC
Little Rock World Duty Free Group Adevco Joint Venture
Miami Airport Retail Partners Joint-Venture
Minneapolis - WDFG/ELN MSP Terminal 2 Retail - LLC
New Orleans Air Ventures II
RDU Air Venture II JV
San Antonio WDFG - Houston 8 San Antonio JV
Seattle Air Ventures
The Nuance Group (Las Vegas) LLC

Florida
Arizona
Oklahoma
South Carolina
California
New York
California
California
Texas
Washington-Reagan
Florida
Texas
Alabama
South Carolina
Ohio
New York
Delaware
Vancouver, Canada
New Jersey
New York
Nevada
Florida
Illinois
New York
Virginia
New York
Illinois
New York
Florida
New Mexico
Florida
California
Alaska
Texas
New York
New York
California
California
California
California
Arkansas
Florida
Minnesota
Louisiana
North Carolina
Texas
Washington
Nevada

TNG (Canada) Inc.
WDFG JV Holdings LLC
WDFG North America LLC
WDFG Partners Duty Free LLC (Detroit)
WDFG Portland Retailers JV
WDFG US Inc
WDFG Vancouver LP
WDFG-Aranza/Howell D2-14, LLC
WDFG-Houston 8 2014, LLC
WDFG-Transglobal TPA JV
World Duty Free Group-Howell Mickens JV
Toronto, Canada Delaware California Michigan Oregon Delaware Vancouver, Canada Texas Texas Florida Texas

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